UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2011

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Red Robin Gourmet Burgers, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on May 31, 2011 for the sole purpose of disclosing the Company’s decision regarding the frequency with which it will include advisory votes on the compensation of its named executive officers in future annual meeting proxy materials.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported, at the Company’s annual meeting of stockholders held on May 26, 2011, approximately 84.5% of the votes cast by stockholders were voted, on an advisory basis, in favor of holding advisory votes on named executive officer compensation every year.  In light of these results, the Company’s board of directors determined to hold an advisory vote on named executive officer compensation every year until the next required advisory vote on the frequency of future votes on named executive officer compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 10, 2011

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Annita M. Menogan
Name:	Annita M. Menogan
Title:	Chief Legal Officer